AMENDMENT NO. 1 TO CREDIT AGREEMENT


THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 29th day of May, 1996 among:

GTECH CORPORATION, a Delaware corporation ("Borrower"), NATIONSBANK, N.A., a national banking association and successor in interest to NationsBank of North Carolina, National Association, each other lender signatory hereto (each individually, a "Lender" and collectively, the "Lenders") and THE BANK OF AMERICA ILLINOIS, THE BANK OF NEW YORK, BANK OF MONTREAL, BANQUE PARIBAS, FLEET NATIONAL BANK, THE BANK OF NOVA SCOTIA, and THE FIRST NATIONAL BANK OF BOSTON, in their capacity as co-agents for the Lenders (the "Co-Agents"); and

NATIONSBANK, N.A., a national banking association and successor in interest to NationsBank of North Carolina, National Association, in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Co-Agents and the Agent have entered into a Credit Agreement dated as of September 15, 1994 (as amended hereby and as from time to time further amended, supplemented or replaced, the "Credit Agreement"), pursuant to which the Lenders agreed to make certain revolving credit, letter of credit, swing line and competitive bid facilities available to the Borrower; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Agent and the Lenders are willing to agree to such amendment;

NOW, THEREFORE, in consideration of the financial performance of the Borrower since the Closing Date and the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:


1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

2. Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definition of "Applicable Margin" is hereby amended by deleting the pricing table therein and inserting in replacement thereof the following pricing table:

                                                                                    LIBOR and
                                                             Consolidated           Letter of         Facility
                               Consolidated                    Interest              Credit              Fee
                                  Funded                       Coverage            Applicable        Applicable
                                Debt Ratio                       Ratio               Margin            Margin
                            ----------------            --------------------      -------------    --------------

            Tier I          Equal to or                  Equal to or                      .1500%             .1000%
                            less than            and     greater than
                            .50 to 1.00                  15.00 to 1.00

            Tier II         Greater than                 Less than                        .2000%             .1125%
                            .50 to 1.00          and     15.00 to 1.00 but
                            but less than or             greater than or
                            equal to                     equal to 12.00 to
                            1.00 to 1.00                 1.00

            Tier III        Greater than                 Less than                        .2500%             .1250%
                            1.00 to 1.00         and     12.00 to 1.00 but
                            but less than or             greater than or
                            equal to                     equal to 9.00 to 1.00
                            2.00 to 1.00

            Tier IV         Greater than                 Less than                        .3375%             .1875%
                            2.00 to 1.00         and     9.00 to 1.00 but
                            but less than or             greater than or
                            equal to                     equal to 7.00 to 1.00
                            2.25 to 1.00

            Tier V          Greater than                 Less than                        .4000%             .2250%
                            2.25 to 1.00         and     7.00 to 1.00

(b) Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.01 Consolidated Funded Debt Ratio. Permit at any time the Consolidated Funded Debt Ratio to be greater than 2.95 to 1.00.

3. Effectiveness. This Agreement shall become effective as of the date hereof upon receipt by the Agent of (a) fifteen (15) fully executed copies of this Agreement (which may be signed in counterparts) and (b) payment in full of the Facility Fee to be held by the Agent for the pro rata benefit of the Lenders.

4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

(a) The representations and warranties made by Borrower and each Guarantor in Article VI of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in
Section 6.01(e)(i) of the Credit Agreement shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.01 of the Credit Agreement;

(b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Agent and the Lenders under Section 7.01(a) of the Credit Agreement, other than changes in the ordinary course of business;

(c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent and the Lenders under Section 7.01(a) of the Credit Agreement, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

(d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

5.Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

6.Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

7.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8.Governing Law. This Agreement shall in all respects be governed by the laws and judicial decisions of the State of New York.

9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                      BORROWER:


                      GTECH CORPORATION


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________



                      AGENT:

                      NATIONSBANK, N.A., as Agent for the Lenders


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      LENDERS:

                      NATIONSBANK, N.A.


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      TORONTO DOMINION (NEW YORK), INC.


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________




                      THE BANK OF NEW YORK, as Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      BANK OF MONTREAL, as Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      BANQUE PARIBAS, as Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      FLEET NATIONAL BANK, as Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      THE BANK OF NOVA SCOTIA, as Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________

                      THE FIRST NATIONAL BANK OF BOSTON, as
                      Co-Agent and as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      THE BANK OF TOKYO TRUST COMPANY, as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________


                      CREDITANSTALT CORPORATE FINANCE, INC., as a Lender


                      By: ________________________________
                      Name: ______________________________
                      Title: _____________________________